    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 1998
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          CHANCELLOR MEDIA CORPORATION

             (Exact name of registrant as specified in its charter)
                             ---------------------

             DELAWARE                             4832                            75-2247099
   (State or other jurisdiction       (Primary Standard Industrial              (IRS Employer
of incorporation or organization)     Classification Code Number)           Identification Number)

                             ---------------------
(For Co-Registrants, please see "Table of Co-Registrants" on the following page)

                                                                     SCOTT K. GINSBURG
                                                                  CHIEF EXECUTIVE OFFICER
          433 EAST LAS COLINAS BOULEVARD                      433 EAST LAS COLINAS BOULEVARD
                IRVING, TEXAS 75039                                 IRVING, TEXAS 75039
                  (972) 869-9020                                      (972) 869-9020
(Address, including zip code, and telephone number,     (Name, address, including zip code, telephone
  including area code, of registrant's principal     number, including area code, of agent for service)
                executive offices)

                             ---------------------
                                   Copies to

                           JOHN D. WATSON, JR., ESQ.
                              MARK D. SPOTO, ESQ.
                                LATHAM & WATKINS
                   1001 PENNSYLVANIA AVENUE, N.W., SUITE 1300
                          WASHINGTON, D.C. 20004-2505
                                 (202) 637-2200
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrants.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [ ]   __________________
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]   __________________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF SECURITIES                AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
          TO BE REGISTERED                  REGISTERED            PER UNIT(1)            PRICE(1)(2)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Debt Securities of Chancellor Media
  Corporation (the "Company")(3)....
------------------------------------------------------------------------------------------------------------------------------
Guarantees of Co-Registrants of Debt
  Securities(4).....................
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock of the Company......
------------------------------------------------------------------------------------------------------------------------------
Common Stock of the Company.........
------------------------------------------------------------------------------------------------------------------------------
Warrants of the Company.............
------------------------------------------------------------------------------------------------------------------------------
         Total(5)...................   $1,000,000,000.00(5)           100%           $1,000,000,000.00(5)        $295,000
==============================================================================================================================

(1) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the maximum offering price per unit or the proposed maximum aggregate offering price.
(3) If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000.00.
(4) No separate consideration will be received from purchasers of Debt Securities with respect to these Guarantees and, therefore, no registration fee is attributable to the Guarantees of the Debt Securities.
(5) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of Common Stock of the Company registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereby.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

                            TABLE OF CO-REGISTRANTS

                                                                       PRIMARY STANDARD         IRS
                                                    STATE OR OTHER        INDUSTRIAL          EMPLOYER
                                                    JURISDICTION OF     CLASSIFICATION     IDENTIFICATION
                       NAME                          INCORPORATION       CODE NUMBER           NUMBER
                       ----                         ---------------    ----------------    --------------
Chancellor Mezzanine Holdings Corporation.........      Delaware             4832            75-2728285
Chancellor Media Corporation of Los Angeles.......      Delaware             4832            75-2451687
Chancellor Media Corporation of the Lone Star
  State...........................................      Delaware             4832            99-0248292
KZPS/KDGE License Corp............................      Delaware             4832            75-2449662
Chancellor Media Corporation of the Bay Area......      Delaware             4832            59-2312787
KIOI License Corp.................................      Delaware             4832            75-2449654
Chancellor Media Corporation of Illinois..........      Delaware             4832            75-2490925
WRCX License Corp.................................      Delaware             4832            75-2528716
Chancellor Media Corporation of Chicago AM........      Delaware             4832            59-2412802
WMVP-AM License Corp..............................      Delaware             4832            75-2449660
Chancellor Media Corporation of Dade County.......      Delaware             4832            59-2312792
WVCG License Corp.................................      Delaware             4832            75-2449668
Chancellor Media/Pyramid Corporation..............      Delaware             4832            04-3221315
Chancellor Media/Pyramid Holdings Corporation.....      Delaware             4832            04-3221316
Broadcast Architecture, Inc.......................  Massachusetts            4832            04-3096275
Chancellor Media Corporation of Massachusetts.....      Delaware             4832            04-3216274
WJMN License Corp.................................      Delaware             4832            04-3216272
Chancellor Media Corporation of the Nation's
  Capital.........................................      Delaware             4832            75-2699485
WWRC License Corp.................................      Delaware             4832            75-2697127
Chancellor Media Partners Corporation.............      Delaware             4832            13-3467127
Chancellor Media Corporation of Gotham............      Delaware             4832            36-3905992
Chancellor Media Corporation of New York..........      Delaware             4832            54-1475267
WYNY License Corp.................................      Delaware             4832            36-3906005
Chancellor Media Corporation of Detroit...........      Delaware             4832            36-2826680
WKQI/WDOZ/WNIC License Corp.......................      Delaware             4832            36-3906004
Chancellor Media Corporation of Chicagoland.......      Delaware             4832            36-3604824
WEJM/WEJM-FM/WVAZ License Corp....................      Delaware             4832            36-3905998
Chancellor Media Corporation of Charlotte.........      Delaware             4832            62-1364794
WIOQ License Corp.................................      Delaware             4832            36-3906002
Chancellor Media Corporation of Dallas............      Delaware             4832            75-2245927
KSKY License Corp.................................      Delaware             4832            36-3906008
Chancellor Media Corporation of San Francisco.....      Delaware             4832            75-2449639
KMEL License Corp.................................      Delaware             4832            75-2449650
Chancellor Media Corporation of Houston...........      Delaware             4832            75-2486583
Chancellor Media of Houston Limited Partnership...      Delaware             4832            75-2486577
KLOL License Limited Partnership..................      Delaware             4832            75-2486580
Chancellor Media Corporation of Tiburon...........      Delaware             4832            75-2674715
KKSF License Corp.................................      Delaware             4832            75-2674717
Chancellor Media Corporation of Washington,
  D.C.............................................      Delaware             4832             75-243256
Chancellor Media Corporation of St. Louis.........      Delaware             4832            75-2449637
WTOP License Limited Partnership..................      Delaware             4832            75-2528718
Chancellor Media Corporation of the Motor City....      Delaware             4832            75-2666019
WJLB License Corp.................................      Delaware             4832            75-2666024
Chancellor Media Corporation of Michigan..........      Delaware             4832            75-2666017
WMXD License Corp.................................      Delaware             4832            75-2666023
Chancellor Media/WAXQ Inc.........................      Delaware             4832            13-3387794
WAXQ License Corp.................................      Delaware             4832              N/A
Chancellor Media/WMZQ Inc.........................      Delaware             4832            04-2981015
WMZQ License Corp.................................      Delaware             4832              N/A
Chancellor Media Corporation of the Liberty
  City............................................      Delaware             4832            75-2674728
WDAS (FM) License Corp............................      Delaware             4832            75-2674731
WDAS (AM) License Corp............................      Delaware             4832            75-2674729

                                                                       PRIMARY STANDARD         IRS
                                                    STATE OR OTHER        INDUSTRIAL          EMPLOYER
                                                    JURISDICTION OF     CLASSIFICATION     IDENTIFICATION
                       NAME                          INCORPORATION       CODE NUMBER           NUMBER
                       ----                         ---------------    ----------------    --------------
Chancellor Media/Riverside Broadcasting Co.
  Inc.............................................      Delaware             4832            13-2688382
WLTW License Corp.................................      Delaware             4832              N/A
Chancellor Media Corporation of the Great Lakes...      Delaware             4832            75-2674722
WWWW/WDFN License Corp............................      Delaware             4832            75-2674723
Chancellor Media Corporation of the Capital
  City............................................      Delaware             4832            75-2647157
WGAY License Corp.................................      Delaware             4832            75-2647158
Chancellor Media Licensee Company.................      Delaware             4832            75-2544625
Chancellor Media/Trefoil Communications, Inc......      Delaware             4832            95-3278846
Chancellor Media/Shamrock Broadcasting, Inc.......      Delaware             4832            95-4068583
Chancellor Media/Shamrock Radio Licenses, Inc.....      Delaware             4832            95-4501833
Chancellor Media/Shamrock Broadcasting of Texas,
  Inc.............................................         Texas             4832            71-0527506
Chancellor Media/Shamrock Broadcasting Licenses of
  Denver, Inc.....................................      Delaware             4832            75-2688376
Chancellor Media/KIBB Inc.........................      Delaware             4832            13-3930133
Chancellor Media/KYSR Inc.........................      Delaware             4832            13-3547704
Chancellor Media/WLIT Inc.........................      Delaware             4832            13-3930134
Radio 100 L.L.C...................................      Delaware             4832              N/A
Chancellor Media Corporation of Pennsylvania......      Delaware             4832            04-3216281
WJJZ License Corp.................................      Delaware             4832            04-3216283
Chancellor Media Corporation of Miami.............      Delaware             4832            04-3216285
WEDR License Corp.................................      Delaware             4832            04-3216278
Chancellor Media Corporation of Boston............      Delaware             4832            04-3221317
WXKS (AM) License Corp............................      Delaware             4832            04-3221319
WXKS (FM) License Corp............................      Delaware             4832            04-3221318
Chancellor Media Corporation of the Windy City....      Delaware             4832            04-3221712
WNUA License Corp.................................      Delaware             4832            04-3221714
Chancellor Media Corporation of Philadelphia......      Delaware             4832            04-3221716
Chancellor Media Corporation of the Keystone
  State...........................................      Delaware             4832            04-3221374
WYXR License Corp.................................      Delaware             4832            04-3221718
WUSL License Corp.................................      Delaware             4832            04-3221375
KKBT License Corp.................................      Delaware             4832            75-2449648
Katz Media Group, Inc.............................      Delaware             7319            13-3779269
Katz Media Corporation............................      Delaware             7319            13-3779266
Katz Cable Corporation............................      Delaware             7319            13-3814104
Seltel Inc........................................      Delaware             7319            06-0963166
The National Payroll Company, Inc.................      Delaware             7319            13-3744365
Katz Communications, Inc..........................      Delaware             7319            13-0904500
Eastman Radio Sales, Inc..........................      Delaware             7319            13-3581043
Christal Radio Sales, Inc.........................      Delaware             7319            13-2618663
Amcast Radio Sales, Inc...........................      Delaware             7319            13-3406436
Katz Millennium Marketing, Inc....................      Delaware             7319            13-3894491

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 16, 1998
PROSPECTUS

                                 $1,000,000,000

                          CHANCELLOR MEDIA CORPORATION

                       DEBT SECURITIES, PREFERRED STOCK,
                           COMMON STOCK AND WARRANTS
                         ------------------------------

     Chancellor Media Corporation, a Delaware corporation formerly known as Evergreen Media Corporation (the "Company"), directly or through agents, dealers or underwriters designated from time to time, may offer from time to time in one or more series or issuances (i) its secured or unsecured debt securities consisting of debentures, notes or other evidences of indebtedness (the "'Debt Securities"), which may be either senior debt securities ("Senior Debt Securities") senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (ii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of its common stock, par value $.01 per share (the "Common Stock") or (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"), with an aggregate public offering price of up to $1,000,000,000.00 (or the equivalent if the securities are denominated in foreign currency or foreign currency units). The Debt Securities may be issued as exchangeable and/or convertible Debt Securities, exchangeable for or convertible into shares of Common Stock or Preferred Stock. The Company's payment obligations under any series of Debt Securities may be guaranteed by certain of the Company's various direct or indirect wholly-owned subsidiaries (each, a "Guarantor" and collectively, the "Guarantors"). The Preferred Stock may be issued as exchangeable and/or convertible Preferred Stock, exchangeable for or convertible into Debt Securities or shares of Common Stock. The Debt Securities (including any Guarantees thereof), Preferred Stock, Common Stock and Warrants (collectively, the "Offered Securities") may be offered, separately or together, in one or more separate classes or series and in amounts, at prices and on terms to be determined at the time of offering and to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable, (i) in the case of Debt Securities and Guarantees thereof, if any, the specific designation, aggregate principal amount, designated currency (or currency unit), purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), terms (if any) for the subordination, redemption, exchange or conversion thereof, and any other specific terms of the Debt Securities, (ii) in the case of Preferred Stock, the specific designation, number of shares, liquidation preference, purchase price, dividend, voting, redemption, exchange and conversion provisions and any other specific terms of the Preferred Stock,
(iii) in the case of Common Stock, the number of shares, purchase price and terms of the offering and sale thereof and (iv) in the case of Warrants, the specific designation, number, duration, purchase price, exercise price, detachability and any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the securities for which such warrants may be exercised.

     The Company's Common Stock is traded on The Nasdaq Stock Market under the symbol "AMFM." Any Common Stock sold pursuant to a Prospectus Supplement may be listed on The Nasdaq Stock Market. On January 15, 1998, the last reported sale price of the Common Stock on The Nasdaq Stock Market was $35.125 per share. The Company has not yet determined whether any of the other Offered Securities will be listed on any exchange or over-the-counter market. If the Company decides to seek listing of any such Offered Securities, the Prospectus Supplement relating thereto will disclose such exchange or market. The applicable Prospectus Supplement will also contain information, where applicable, about certain material United States federal income tax considerations relating to the Offered Securities covered by such Prospectus Supplement.

                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                         ------------------------------

     The Offered Securities may be offered to or through underwriters, dealers or agents designated from time to time, as set forth in the applicable Prospectus Supplement, and may be offered to other purchasers directly by the Company. Certain terms of the offering and sale of Offered Securities, including, where applicable, the names of any underwriters, dealers or agents, any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, and the proceeds to the Company from such sale, will be set forth in the accompanying Prospectus Supplement. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of the Offered Securities to be made directly or through agents. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers and agents.

     No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of the Offered Securities.

               THE DATE OF THIS PROSPECTUS IS             , 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND THEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY OFFERED SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR IN ANY PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR OF SUCH PROSPECTUS SUPPLEMENT.

     IN CONNECTION WITH THE OFFERING OF CERTAIN OFFERED SECURITIES, CERTAIN PERSONS PARTICIPATING IN SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE EFFECT THE MARKET PRICES OF SUCH SECURITIES OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Offered Securities. As permitted by the rules and regulations of the Commission, this Prospectus and any Prospectus Supplement omit certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company, the Guarantors and the Offered Securities, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. Any statements contained herein concerning provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     The Company and certain of the Guarantors are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy materials and other information with the Commission. The reports, proxy materials and other information filed by the Company and such Guarantors with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company's Common Stock is listed on The Nasdaq Stock Market. Reports, proxy materials and other information concerning the Company can also be inspected and copied at the office of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, including documents incorporated by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: substantial leverage and the history of net losses; the necessity of governmental approval for a number of transactions; certain risks associated with the closing and integration of acquisitions; competition; government regulation; general economic and business conditions; dependence on key personnel; terms of the Company's indebtedness; and limitations on the ability of the Company to pay dividends. These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

          1. Evergreen Media Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          2. Current Reports on Form 8-K filed under the name of Evergreen Media Corporation dated February 16, 1997 and filed March 9, 1997, dated April 1, 1997 and filed May 9, 1997, dated May 27, 1997 and filed May 28, 1997, dated May 27, 1997 and filed May 29, 1997, dated May 30, 1997 and filed June 4, 1997, dated June 11, 1997 and filed June 12, 1997, dated June 16, 1997 and filed July 2, 1997, and dated July 7, 1997 and filed July 31, 1997; Current Reports on Form 8-K filed under the name of Chancellor Media Corporation and Chancellor Media Corporation of Los Angeles, dated September 5, 1997 and filed September 17, 1997, as amended on Form 8-K/A, and dated September 23, 1997 and filed September 29, 1997, and dated January 13, 1998 and filed January 13, 1998; and the Current Report on Form 8-K filed under the name of Chancellor Media Corporation of Los Angeles, dated December 22, 1997 and filed December 30, 1997;

          3. Evergreen Media Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; Evergreen Media Corporation's and Evergreen Media Corporation of Los Angeles' Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and Chancellor Media Corporation's and Chancellor Media Corporation of Los Angeles' Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as amended on Form 10-Q/A;

          4. Chancellor Broadcasting Company's and Chancellor Radio Broadcasting Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended on Form 10-K/A;

          5. Chancellor Broadcasting Company's and Chancellor Radio Broadcasting Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

          6. Current Reports on Form 8-K filed by Chancellor Broadcasting Company dated January 3, 1997 and filed January 7, 1997, dated January 23, 1997 and filed February 6, 1997, as amended on Form 8-K/A dated April 29, 1997, dated February 13, 1997 and filed March 11, 1997, dated June 3, 1997 and filed June 4, 1997, dated June 18, 1997 and filed June 25, 1997, and dated July 2, 1997 and filed July 17, 1997; and Current Reports on Form 8-K filed by Chancellor Radio Broadcasting Company dated January 3, 1997 and filed January 7, 1997, dated January 23, 1997 and filed February 6, 1997, dated February 13, 1997 and filed March 11, 1997, dated May 2, 1997 and filed May 13, 1997, dated June 18, 1997 and filed June 25, 1997, and dated July 2, 1997 and filed July 17, 1997.

     All documents filed by the Company or the Guarantors pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in the Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any documents incorporated into the Prospectus by reference (other than exhibits incorporated by reference into such document). Requests for documents should be submitted to the Corporate Secretary, Chancellor Media Corporation, 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039 (telephone (972) 869-9020).

                                  THE COMPANY

     The Company is a leading owner of radio broadcasting stations in the United States. The radio stations currently owned by the Company are located principally in the top 40 radio markets of the United States. The Company's portfolio of radio stations is diversified in terms of format, target demographics, geographic location and phase of development. Because of the size and diversity of its station portfolio, the Company believes that it is not unduly reliant on the performance of any one station or market. The Company also believes that the diversity of its portfolio helps to insulate the Company from downturns in specific markets and changes in musical tastes. The Company also owns and operates Katz Media Group, Inc., a full service media representation firm serving multiple types of electronic media, with leading market shares in the representation of radio and television stations and cable television systems. The Company has also recently formed The AMFM Radio Networks, a new national radio network.

     The Company's principal executive officers are located at 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039, and its telephone number at that location is (972) 869-9020.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures, acquisitions and investments. Additional information on the use of net proceeds from the sale of Offered Securities offered hereby may be set forth in the Prospectus Supplement relating to such Offered Securities.

                           HOLDING COMPANY STRUCTURE

     The Company is a holding company and its assets consist primarily of investments in its subsidiaries. The Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the distribution of assets of any person in which the Company owns an equity interest (including any subsidiary of the Company) upon such person's liquidation or reorganization will be subject to prior claims of such person's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against such person (in which case the claims of the Company would still be subject to the prior claims of any secured creditors or such person and of any holder of indebtedness of such person that is senior to that held by the Company). Accordingly, the holder of Debt Securities may be deemed to be effectively subordinated to such claims.

           GENERAL DESCRIPTION OF OFFERED SECURITIES AND RISK FACTORS

     The Company may offer shares of Common Stock, Preferred Stock, Debt Securities or Warrants or any combination of the foregoing either individually or as units consisting of one or more securities under this Prospectus.

     CERTAIN OF THE SECURITIES TO BE OFFERED HEREBY THEMSELVES MAY INVOLVE A HIGH DEGREE OF RISK. SUCH RISKS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH OFFERED SECURITIES.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby are to be issued under an indenture (the "Indenture") to be executed by the Company, the Guarantors, if any, and a trustee to be identified in the applicable Prospectus Supplement, as Trustee (the "Trustee"). The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The Debt Securities will be subject to all such terms, and potential purchasers of the Debt Securities are referred to the Indenture and the TIA for a statement thereof. A copy of the proposed form of Indenture has been filed as an exhibit to the Registration Statement.

     The Company may offer under this Prospectus up to $1,000,000,000 aggregate principal amount of Debt Securities, or if Debt Securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $1,000,000,000. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will represent direct, unsecured obligations of the Company and will rank equally with all other unsecured indebtedness of the Company.

     The following statements relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries may make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Certain other specific terms of any series of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement. As used in this "Description of Debt Securities," all references to the "Company" shall mean Chancellor Media Corporation excluding, unless the context otherwise required or as expressly stated, its subsidiaries.

GENERAL

     The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of each series of Debt Securities will be described in a Prospectus Supplement relating to such series (including any pricing supplement thereto).

     The Debt Securities that may be offered under the Indenture are not limited in aggregate principal amount. The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. The Prospectus Supplement (including any pricing supplement thereto), will set forth the initial offering price, the aggregate principal amount and the following terms of the Debt Securities in respect of which this Prospectus is delivered:

          (1) the title of such Debt Securities;

          (2) whether such Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities or any combination thereof;

          (3) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued;

          (4) any limit on the aggregate principal amount of such Debt
     Securities;

          (5) the date or dates on which principal on such Debt Securities will be payable;

          (6) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which such Debt Securities will bear interest, if any, the date or dates from which such interest, if any, will commence and be payable and any regular record date for the interest payable on the interest payment date;

          (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable;

          (8) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company;

          (9) the obligation, if any, of the Company to redeem or purchase the Debt Securities in whole or in part pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof;

          (10) the dates, if any, on which and the price or prices at which the Debt Securities will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

          (11) the denominations in which such Debt Securities may be issuable, if other than denominations of $1,000 and any integral multiple thereof;

          (12) whether the Debt Securities are to be issuable in the form of Certificated Debt Securities (as defined below) or Global Debt Securities (as defined below);

          (13) the portion of principal amount of such Debt Securities that shall be payable upon declaration of acceleration of the maturity date thereof, if other than the principal amount thereof;

          (14) the currency of denomination of such Debt Securities;

          (15) the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest, if any, on such Debt Securities will be made;

          (16) if payments of principal of, premium, if any, or interest, if any, on the Debt Securities are to be made in one or more currencies or currency units other than that or those in which such Debt Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

          (17) the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on such Debt Securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the Debt Securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

          (18) the provisions, if any, relating to any security provided for such Debt Securities;

          (19) any addition to or change in the covenants described herein or in the Indenture with respect to such Debt Securities and any change in the acceleration provisions described herein or in the Indenture with respect to such Debt Securities;

          (20) any Events of Default with respect to the Debt Securities, if not otherwise set forth under "-- Events of Default";

          (21) the terms and conditions, if any, upon which the Debt Securities shall be exchanged for or converted into Common Stock or Preferred Stock;

          (22) the terms and conditions, if any, upon which the Debt Securities and any Guarantees thereof shall be subordinated in right of payment to other indebtedness of The Company or any Guarantor;

          (23) the form and terms of any Guarantee of the Debt Securities;

          (24) any other terms of such Debt Securities, which may modify or delete any provision of the Indenture insofar as it applies to such series; and

          (25) any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities.

     Debt Securities may be issued that provide for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to the terms of the

Indenture ("Discount Securities"). Federal income tax considerations and other special considerations applicable to any such Discount Securities will be described in the applicable Prospectus Supplement.

     Debt Securities may be issued in bearer form, with or without coupons. Federal income tax considerations and other special considerations applicable to bearer securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest, if any, on any series or Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

EXCHANGE AND/OR CONVERSION RIGHTS

     The terms, if any, on which Debt Securities of a series may be exchanged for or converted into shares of Common Stock or Preferred Stock will be set forth in the Prospectus Supplement relating thereto.

TRANSFER AND EXCHANGE

     Each Debt Security will be represented by either one or more global securities (each, a "Global Debt Security") registered in the name of The Depository Trust Company, as Depository (the "Depository") or a nominee of the Depository (each such Debt Security represented by a Global Debt Security being herein referred to as a "Book-Entry Debt Security"), or a certificate issued in definitive registered form (a "Certificated Debt Security"), as set forth in the applicable Prospectus Supplement. Except as set forth under "-- Global Debt Securities and Book Entry System" below, Book-Entry Debt Securities will not be issuable in certificated form.

     Certificated Debt Securities. Certificated Debt Securities may be transferred or exchanged at the Trustee's office or paying agencies in accordance with the terms of the Indenture. No service change will be made for any transfer or exchange of Certificated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The transfer of Certificated Debt Securities and the right to receive the principal of, premium, if any, and interest, if any, on such Certificated Debt Securities may be effected only by surrender of the certificate representing such Certificated Debt Securities and either reissuance by the Company or the Trustee of such certificate to the new Holder or the issuance by the Company or the Trustee of a new certificate to the new Holder.

     Global Debt Securities and Book Entry System. The procedures that the Depository has indicated it intends to follow with respect to Book-Entry Debt Securities are set forth below.

     Ownership of beneficial interests in Book-Entry Debt Securities will be limited to persons that have accounts with the Depository for the related Global Debt Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Debt Security, the Depository will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Book-Entry Debt Securities represented by such Global Debt Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Book-Entry Debt Securities. Ownership of Book-Entry Debt Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository for the related Global Debt Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in Book-Entry Debt Securities.

     So long as the Depository for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, the Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Except as set forth below, beneficial owners of Book-Entry Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing such securities and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each person beneficially owning Book-Entry Debt Securities must rely on the procedures of the Depository for the related Global Debt Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

     The Company understands, however, that under existing industry practice, the Depository will authorize the persons on whose behalf it holds a Global Debt Security to exercise certain rights of Holders of Debt Securities, and the Indenture provides that the Company, the Guarantors, if any, the Trustee and their respective agents will treat as the Holder of a Debt Security the persons specified in a written statement of the Depository with respect to such Global Debt Security for purposes of obtaining any consents or directions required to be given by Holders of the Debt Securities pursuant to the Indenture.

     Payments of principal of, premium, if any, and interest on Book-Entry Debt Securities will be made to the Depository or its nominee, as the case may be, as the registered Holder of the related Global Debt Security. None of the Company, the Guarantors, if any, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a Global Debt Security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of Book-Entry Debt Securities held by each such participant as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in Book-Entry Debt Securities held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depository is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue Certificated Debt Securities in exchange for each Global Debt Security. In addition, the Company may at any time and in its sole discretion determine not to have the Book-Entry Debt Securities of any series represented by one or more Global Debt Securities and, in such event, will issue Certificated Debt Securities in exchange for the Global Debt Securities of such series. Global Debt Securities will also be exchangeable by the Holders for Certificated Debt Securities if an Event of Default with respect to the Book-Entry Debt Securities represented by such Global Debt Securities has occurred and is continuing. Any Certificated Debt Securities issued in exchange for a Global Debt Security will be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depository from participants with respect to ownership of Book-Entry Debt Securities relating to such Global Debt Security.

     The foregoing information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

NO PROTECTION IN THE EVENT OF CHANGE OF CONTROL

     Other than as described in the applicable Prospectus Supplement, there are no covenants or other provisions in the Indenture providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

COVENANTS

     Unless otherwise indicated in this Prospectus or a Prospectus Supplement, the Debt Securities will not have the benefit of any covenants that limit or restrict the Company's business or operations, the pledging of the Company's assets or the incurrence of indebtedness of the Company.

     With respect to any series of Senior Subordinated Debt Securities, the Company will agree not to issue Debt which is, expressly by its terms, subordinated in right of payment to any other Debt of the Company and which is not expressly made pari passu with, or subordinate and junior in right of payment to, the Senior Subordinated Debt Securities.

     The applicable Prospectus Supplement will describe any material covenants in respect of a series of Debt Securities. Other than the covenants of the Company included in the Indenture as described above or as described in the applicable Prospectus Supplement, there are no covenants or other provisions in the Indenture providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person (a "successor Person") unless (i) the Company is the surviving corporation or the successor Person (if other than the Company) is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes the Company's obligations under the Debt Securities and under the Indenture, (ii) immediately prior to and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the Indenture and (iii) certain other conditions are met.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable Prospectus Supplement, the following will be Events of Default under the Indenture with respect to Debt Securities of any series: (a) default in the payment of any interest upon any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a paying agent prior to the expiration of such period of 30 days); (b) default in the payment of principal of or premium, if any, on any Debt Security of that series when such payment becomes due and payable, at maturity, upon redemption or otherwise; (c) default in the deposit of any sinking fund payment, when and as due in respect of any Debt Security of that series; (d) default in the performance or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization with respect to the Company and the Guarantors, if any; and (f) any other Event of Default provided with respect to Debt Securities of that series that is described in the Prospectus Supplement accompanying this Prospectus. No Event of Default with respect to a particular series of Debt Securities (except as to certain events in bankruptcy, insolvency or reorganization with respect to the Company) necessarily constitutes an Event of Default with respect to any other series of Debt Securities. The occurrence of an Event of Default may constitute an event of default under the Company's bank credit agreements in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the Indenture may constitute an event of default under certain other indebtedness and/or preferred stock of the Company outstanding from time to time.

     If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the Trustee if given by the Holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see the discussion set forth below under "-- Modification and Waiver." Reference is made to the Prospectus Supplement relating to any series of Debt Securities that are Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default.

     The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of outstanding Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

     No Holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least a majority in principal amount of the outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Notwithstanding the foregoing, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment.

     The Indenture requires the Company to furnish to the Trustee a statement as to compliance with the Indenture. The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any Default or Event of Default (except in payment on any Debt Securities of such series) with respect to Debt Securities of such series if it in good faith determines that withholding such notice is in the interest of the Holders of such Debt Securities.

MODIFICATION AND WAIVER

     Modifications to, and amendments of, the Indenture may be made by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby: (a) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver; (b) reduce the rate of or change the time for payment of interest (including default interest) on any Debt Security; (c) reduce the principal of or premium, if any, on or change the fixed maturity of any Debt Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of Debt Securities; (d) reduce the principal amount of Discount

Securities payable upon acceleration of the maturity thereof; (e) waive a default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security (except a rescission of acceleration of the Debt Securities of any series by the Holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities of such series and a waiver of the payment default that resulted from such acceleration); (f) make the principal of or premium, if any, or interest, if any, on any Debt Security payable in currency other than that stated in the Debt Security; (g) make any change to certain provisions of the Indenture protecting the right of each Holder of Debt Securities to receive payment of the principal of, premium, if any, and interest, if any, on such Debt Securities on or after the due date thereof or to institute suit for the enforcement of any such payment and to waivers or amendments; or (h) waive a redemption payment with respect to any Debt Security. The Company and the Trustee may amend the Indenture or the Debt Securities without notice to or consent of any holder of a Debt Security: (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with the Indenture's provisions regarding successor corporations; (iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA; (iv) to provide for Global Debt Securities in addition to or in place of Certificated Debt Securities; (v) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided, however, that any such addition, change or elimination (A) shall neither (1) apply to any Debt Security of any series created prior to the execution of such amendment and entitled to the benefit of such provision, nor (2) modify the rights of a holder of any such Debt Security with respect to such provision, or (B) shall become effective only when there is no outstanding Debt Security of any series created prior to such amendment and entitled to the benefit of such provision; (vi) to make any change that does not adversely affect in any material respect the interest of any holder; or (vii) to establish additional series of Debt Securities as permitted by the Indenture.

     The Holders of at least a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with provisions of the Indenture other than certain specified provisions. The Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any Debt Security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected; provided, however, that the Holders of a majority in principal amount of the outstanding Debt Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted form such acceleration.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     Legal Defeasance. The Indenture provides that, unless otherwise provided by the terms of the applicable series of Debt Securities, the Company may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations (as defined below), that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may occur only if, among other things, the Company shall have delivered to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

     Defeasance of Certain Covenants. The Indenture provides that, unless otherwise provided by the terms of the applicable series of Debt Securities, upon compliance with certain conditions, the Company may omit to comply with the restrictive covenants, if any, set forth in the Indenture, as well as any additional covenants or other provisions which may be set forth in the applicable Prospectus Supplement, and any omission to comply with such covenants will not constitute a Default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"). The conditions include: the deposit with the trustee of money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities; and the delivery to the Trustee of an opinion of counsel to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred.

     Covenant Defeasance and Events of Default. In the event the Company exercises its option to effect covenant defeasance with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

     "Foreign Government Obligations" means, with respect to Debt Securities of any series that are denominated in a currency other than U.S. Dollars, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

GUARANTEES

     The Company's payment obligation under any series of Debt Securities may be guaranteed by one or more Guarantors. The terms of any such guarantee will be set forth in the applicable Prospectus Supplement.

REGARDING THE TRUSTEE

     The Trustee with respect to any series of Debt Securities will be identified in the Prospectus Supplement relating to such Debt Securities. The Indenture and provisions of the TIA incorporated by reference therein contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with the Company and its affiliates, provided, however, that if it acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The TIA and the Indenture provide that in case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities issued thereunder, unless they have offered to the Trustee indemnity satisfactory to it.

                         DESCRIPTION OF PREFERRED STOCK

     Under the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), shares of Preferred Stock may be issued from time to time, in one or more classes or series, as authorized by the Board of Directors, generally without the approval of the stockholders. Prior to issuance of shares of each series, the Board of Directors is required by the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation to adopt resolutions and file a Certificate of Designation (the "Certificate of Designation") with the Secretary of State of the State of Delaware, fixing for each such class or series the designations, powers, preferences and rights of the shares of such class or series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by the DGCL. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

     Subject to limitations prescribed by the DGCL, the Certificate of Incorporation and the Amended and Restated Bylaws of the Company (the "Bylaws"), the Board of Directors is authorized to fix the number of shares constituting each class or series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The Preferred Stock offered hereby will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     Reference is made to the Prospectus Supplement relating to the class or series of Preferred Stock being offered for the specific terms thereof, including:

          (1) The title and stated value of such Preferred Stock;

          (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the purchase price of such Preferred Stock;

          (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

          (4) Whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

          (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

          (6) The provisions for a sinking fund, if any, for such Preferred
     Stock;

          (7) The provisions for redemption, if applicable, of such Preferred Stock;

          (8) Any listing of such Preferred Stock on any securities exchange or market;

          (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock of the Company, including the conversion price (or manner of calculation thereof) and conversion period;

          (10) The terms and conditions, if applicable, upon which Preferred Stock will be exchangeable into Debt Securities of the Company, including the exchange price (or manner of calculation thereof) and exchange period;

          (11) Voting rights, if any, of such Preferred Stock;

          (12) Whether interests in such Preferred Stock will be represented by depositary shares;

          (13) A discussion of any material and/or special United States federal income tax considerations applicable to such Preferred Stock;

          (14) The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

          (15) Any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

          (16) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company rank: (i) senior to all classes or series of Common Stock of the Company, and to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company that do not rank senior or junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (including any entity with which the Company may be merged or consolidated or to which all or substantially all the assets of the Company may be transferred or which transfers all or substantially all of the assets of the Company). As used for these purposes, the term "equity securities" does not include convertible debt securities.

                          DESCRIPTION OF COMMON STOCK

     General

     The Company's authorized common stock consists of 200,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), approximately 119,991,240 of which were issued and outstanding as of January 15, 1998 (after giving effect to the Company's two-for-one common stock split effected in the form of a stock dividend paid on January 12, 1998) and 75,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), none of which were issued and outstanding as of January 15, 1998.

     The shares of Common Stock currently outstanding are validly issued, fully paid and nonassessable.

     It is not contemplated that any shares of Class A Common Stock will be issued at any time. The Certificate of Incorporation provides that the issuance of any shares of Class A Common Stock will require the unanimous affirmative vote of the Board of Directors of the Company. The Company presently expects that the Board of Directors of the Company will submit a proposal at the 1998 annual meeting of stockholders in order to eliminate the authorized shares of Class A Common Stock.

     Dividends

     Holders of shares of Common Stock and Class A Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Company out of funds legally available for such purpose. The terms of the currently outstanding indebtedness and preferred stock of the Company and certain of its subsidiaries may restrict, directly or indirectly, the Company's ability to pay cash dividends on the Common Stock and Class A Common Stock.

     The Company has not declared or paid any dividends with respect to its outstanding common stock in the past, and it is not anticipated that the Company will pay any cash dividends on the Common Stock and Class A Common Stock in the foreseeable future.

     Voting Rights

     Holders of shares of Common Stock and Class A Common Stock, each voting as a separate class, shall be entitled to vote on all matters submitted to a vote of the stockholders, except as otherwise provided by law. Each share of Common Stock and Class A Common Stock is entitled to one vote per share. Holders of Common Stock and Class A Common Stock are not entitled to cumulative votes in the election of directors.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of capital stock of the Company is required to approve any amendment to the Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

     Liquidation Rights

     Upon liquidation, dissolution, or winding-up of the Company, the holders of Common Stock and Class A Common Stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and the holders of preferred stock of the Company.

     Change of Control Provisions

     Certain provisions of the Certificate of Incorporation and Bylaws may have the effect of preventing, discouraging or delaying any change of control of the Company and may maintain the incumbency of the Board of Directors and management. The authorization of 50,000,000 shares of preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of the Company. In addition, the Certificate of Incorporation provides for three classes of directors serving for staggered three-year terms. Under the DGCL, subject to certain inapplicable exceptions, directors on a classified board may only be removed by shareholders for cause. This provision could also impede the success of any attempt to effect a change of control of the Company.

     The Company is subject to Section 203 ("Section 203") of the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (excluding certain shares held by persons who are both directors and officers of the corporation and certain employee stock plans) or
(iii) on or after the consummation date, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. For purposes of Section 203, a "business combination" includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is generally a person who, together with affiliates and associates, owns (or within three years, owned) 15% or more of the corporation's voting stock.

     Alien Ownership

     The Certificate of Incorporation restricts the ownership and voting of the Company's capital stock, including its Common Stock, in accordance with the Communications Act of 1934, as amended, and the rules of the Federal Communications Commission (the "FCC"), to prohibit ownership of more than 25% of the Company's outstanding capital stock (or control of more than 25% of the voting power it represents) by or for the account of aliens, foreign governments, or non-U.S. corporations or corporations otherwise subject to control by such persons or entities. The Certificate of Incorporation also prohibits any transfer of the Company's capital stock that would cause the Company to violate this prohibition. In addition, the Certificate of Incorporation of the Company authorizes the Board of Directors of the Company to adopt such provisions as its deems necessary to enforce these prohibitions.

     Other Provisions

     The holders of Common Stock and Class A Common Stock are not entitled to preemptive or similar rights. The shares of Common Stock are not subject to redemption or a sinking fund.

     No single shareholder of the Company holds more than 50.0% of the combined voting power of the Company. As a result, a holder of an "attributable" interest in the Company may violate the FCC's multiple ownership rules or cross interest rules if such holder also has an "attributable" interest (or, in some cases, a "meaningful" nonattributable interest) in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a stockholder may also be restricted in the companies in which such stockholder may invest.

     Transfer Agent

     The Bank of New York serves as the Transfer Agent and Registrar for the Common Stock.

                            DESCRIPTION OF WARRANTS

     The Company may issue warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants") or Common Stock (the "Common Stock Warrants" and, collectively with the Debt Warrants and the Preferred Stock Warrants, the "Warrants"). Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such Offered Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.

DEBT WARRANTS

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the Debt Warrant certificates representing such Debt Warrants, including the following:

           (1) the title for such Debt Warrants;

           (2) the aggregate number of such Debt Warrants;

           (3) the price or prices at which such Debt Warrants will be issued;

           (4) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants;

           (5) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such security;

           (6) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;

           (7) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise;

           (8) the date on which such right shall expire;

           (9) the maximum or minimum number of such Debt Warrants which may be exercised at any time;

          (10) a discussion of the material United States federal income tax considerations applicable to the exercise of such Debt Warrants; and

          (11) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

     Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.

OTHER WARRANTS

     The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants or Common Stock Warrants in respect of which this Prospectus is being delivered:

           (1) the title of such Warrants;

           (2) the securities for which such Warrants are exercisable;

           (3) the price or prices at which such Warrants will be issued;

           (4) the number of such Warrants issued with each share of Preferred Stock or Common Stock;

           (5) any provisions for adjustment of the number or amount of shares of Preferred Stock or Common Stock receivable upon exercise of such Warrants or the exercise price of such Warrants;

           (6) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable;

           (7) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of such Warrants;

           (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants;

           (9) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and

          (10) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Debt Securities or shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

     Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. If less than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining Warrants.

                                 ERISA MATTERS

     The Company and its subsidiaries may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company or any of its affiliates is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Offered Securities should consult with its counsel.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated.

                                                                               NINE MONTHS     NINE MONTHS
                                         YEAR ENDED DECEMBER 31,                  ENDED           ENDED
                              ---------------------------------------------   SEPTEMBER 30,   SEPTEMBER 30,
                               1992     1993      1994     1995      1996         1996            1997
                              ------   -------   ------   -------   -------   -------------   -------------
                                                    (IN THOUSANDS EXCEPT RATIO DATA)
Deficiency of earnings to
  combined fixed charges and
  preferred stock
  dividends(1)..............  $6,129   $28,066   $7,392   $13,089   $24,967      $26,590         $7,236

---------------

(1) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of debt issuance costs, preferred stock dividends of subsidiaries and the component of rental expense believed by management to be representative of the interest factor thereon.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for the periods indicated.

                                                                         NINE MONTHS     NINE MONTHS
                                    YEAR ENDED DECEMBER 31,                 ENDED           ENDED
                           ------------------------------------------   SEPTEMBER 30,   SEPTEMBER 30,
                            1992     1993     1994    1995     1996         1996            1997
                           ------   -------   ----   ------   -------   -------------   -------------
                                                (IN THOUSANDS EXCEPT RATIO DATA)
Ratio of earnings to
  fixed charges(1).......      --        --    1.0       --        --           --           1.03
Deficiency of earnings to
  fixed charges(1).......  $4,989   $20,749   $ --   $5,658   $19,090      $21,022          $  --

---------------

(1) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of debt issuance costs, preferred stock dividends of subsidiaries and the component of rental expense believed by management to be representative of the interest factor thereon.

                                PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through dealers, (iv) through underwriters or (v) through a combination of any such methods of sale.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices or (iv) at negotiated prices.

     Offers to purchase Offered Securities may be solicited directly by the Company. Offers to purchase Offered Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter is, or underwriters are, utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of the sale to them, and the names of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. In connection with the sale of Offered Securities, such underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agents. Underwriters may also sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by the Company to underwriters in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase Offered Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions into which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Offered Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The Prospectus Supplement relating to such contracts will set forth the price to be paid for Offered Securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of Offered Securities pursuant to such contracts.

     Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M of the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the Common Stock, Preferred Stock or, to the extent applicable, Warrants, in connection with an offering of Common Stock, Preferred Stock or, to the extent applicable, Warrants, respectively, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of Offered Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     The anticipated date of delivery of Offered Securities will be set forth in the applicable Prospectus Supplement relating to each offer.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by Latham & Watkins, Washington, D.C. Eric L. Bernthal, a former director of the Company, is a partner of Latham & Watkins and owns 5,000 shares of Common Stock and options to purchase 25,000 shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements of Evergreen Media Corporation and subsidiaries, the combined financial statements of WMZQ Inc. and Viacom Broadcasting East Inc., the financial statements of WDRQ Inc., the combined financial statements of Riverside Broadcasting Co., Inc. and WAXQ Inc., the financial statements of WLIT Inc., the combined financial statements of KYSR Inc. and KIBB Inc., the financial statements of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.), and the financial statements of KKSF-FM/KDFC-FM and AM (A Division of The Brown Organization) incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their reports thereon. Such financial statements are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Chancellor Broadcasting Company and Subsidiaries and Chancellor Radio Broadcasting Company and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this registration statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated statements of operations, changes in common stockholders' equity and cash flows of Trefoil Communications, Inc. and Subsidiaries for the period January 1, 1996 through February 13, 1996 incorporated by reference in this registration statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of Century Chicago Broadcasting, L.P. as of and for the year ended December 31, 1996 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of WJLB/WMXD, Detroit, as of December 31, 1996 and for the year then ended, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Trefoil Communications, Inc., as of and for the years ended December 31, 1995 and 1994 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

             ======================================================

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY (AS DEFINED HEREIN). THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                         ------------------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
Available Information.......................   ii
Special Note Regarding Forward-Looking
  Statements................................  iii
Incorporation of Certain Documents by
  Reference.................................  iii
The Company.................................    1
Use of Proceeds.............................    1
Holding Company Structure...................    1
General Description of Offered Securities
  and Risk Factors..........................    1
Description of Debt Securities..............    2
Description of Preferred Stock..............   11
Description of Common Stock.................   12
Description of Warrants.....................   14
ERISA Matters...............................   16
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends.............   16
Ratio of Earnings to Fixed Charges..........   16
Plan of Distribution........................   17
Legal Matters...............................   18
Experts.....................................   18

             ======================================================
             ======================================================

                                 $1,000,000,000

                          CHANCELLOR MEDIA CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS

                          ---------------------------

                                   PROSPECTUS
                          ---------------------------

                                                                          , 1998
             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by the Company in connection with the issuance and distribution of the Offered Securities.


SEC registration fee........................................  $  295,000
Printing and engraving expenses.............................     600,000
Legal fees and expenses.....................................     400,000
Accounting fees and expenses................................     200,000
Rating agency fees..........................................     100,000
Transfer agent fees and expenses............................      20,000
Fees and expenses of the Trustee............................      25,000
Miscellaneous...............................................     500,000
                                                              ----------
          Total.............................................  $2,140,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

     Set forth below is a description of the Company's indemnification and director liability provisions. This description is intended as a summary and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation.

     Article Nine of the Amended and Restated Certificate of Incorporation (the "Certificate") provides indemnification for every person who is or was a party or is or was threatened to be made a party to any action suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

     Article Ten of the Certificate provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS

     A. Exhibits

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        1.1*             -- Form of Underwriting Agreement.
        3.1(a)           -- Amended and Restated Certificate of Incorporation of
                            Chancellor Media
                            Corporation.
        3.2(b)           -- Amended and Restated Bylaws of Chancellor Media
                            Corporation.
        4.1+             -- Form of Indenture.
        4.2(c)           -- Specimen Common Stock Certificate.
        4.3*             -- Certificate of Designation.
        4.4*             -- Form of Preferred Stock Certificate.
        4.5*             -- Form of Warrant Agreement.
        4.6*             -- Form of Warrant.
        5.1+             -- Opinion of Latham & Watkins.
       12.1+             -- Chancellor Media Corporation Computation of Ratio of
                            Earnings to Combined Fixed Charges and Preferred Stock
                            Dividends.
       12.2+             -- Chancellor Media Corporation Computation of Ratio of
                            Earnings to Fixed Charges.
       23.1+             -- Consent of Latham & Watkins (included as part of their
                            opinion listed as Exhibit 5.1).
       23.2+             -- Consent of KPMG Peat Marwick LLP, independent
                            accountants.
       23.3+             -- Consent of KPMG Peat Marwick LLP, independent
                            accountants.
       23.4+             -- Consent of Price Waterhouse LLP, independent accountants.
       23.5+             -- Consent of Arthur Andersen LLP, independent accountants.
       23.6+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.7+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.8+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.9+             -- Consent of Price Waterhouse LLP, independent accountants.
       23.10+            -- Consent of Arthur Andersen LLP, independent accountants.
       24.1              -- Powers of Attorney (included on signature page).
       25.1**            -- Statement of Eligibility of Trustee on Form T-1

---------------

 * To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).

**  To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

 +  Filed herewith.

(a) Incorporated by reference to Exhibit 3.1C to the Quarterly Report on Form 10-Q of Chancellor Media Corporation and Chancellor Media Corporation of Los Angeles for the quarterly period ended September 30, 1997.

(b) Incorporated by reference to Exhibit 3.2B to the Quarterly Report on Form 10-Q of Chancellor Media Corporation and Chancellor Media Corporation of Los Angeles for the quarterly period ended September 30, 1997.

(c) Incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-4 (Reg. No. 333-32677) of Evergreen Media Corporation, dated August 1, 1997.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (j) The undersigned registrant hereby undertakes to file an application determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant and each of the co-registrants identified below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on January 16, 1998.

                                            CHANCELLOR MEDIA CORPORATION
                                            CHANCELLOR MEZZANINE
                                              HOLDINGS CORPORATION
                                            CHANCELLOR MEDIA CORPORATION
                                              OF LOS ANGELES

                                            By:    /s/ MATTHEW E. DEVINE
                                              ----------------------------------
                                                      Matthew E. Devine
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Matthew
E. Devine and Scott K. Ginsburg as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendment (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                 /s/ THOMAS O. HICKS                   Chairman of the Board           January 16, 1998
-----------------------------------------------------
                   Thomas O. Hicks

                /s/ SCOTT K. GINSBURG                  President, Chief Executive      January 16, 1998
-----------------------------------------------------    Officer and Director
                  Scott K. Ginsburg                      (Principal Executive
                                                         Officer)

               /s/ JAMES E. DE CASTRO                  Chief Operating Officer and     January 16, 1998
-----------------------------------------------------    Director
                 James E. de Castro

                /s/ MATTHEW E. DEVINE                  Senior Vice President and       January 16, 1998
-----------------------------------------------------    Chief Financial Officer
                  Matthew E. Devine                      (Principal Financial Officer
                                                         and Principal Accounting
                                                         Officer)

                /s/ THOMAS J. HODSON                   Director                        January 16, 1998
-----------------------------------------------------
                  Thomas J. Hodson

                 /s/ PERRY J. LEWIS                    Director                        January 16, 1998
-----------------------------------------------------
                   Perry J. Lewis

                 /s/ ERIC C. NEUMAN                    Director                        January 16, 1998
-----------------------------------------------------
                   Eric C. Neuman

                 /s/ JOHN H. MASSEY                    Director                        January 16, 1998
-----------------------------------------------------
                   John H. Massey

                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----
                /s/ JEFFREY A. MARCUS                  Director                        January 16, 1998
-----------------------------------------------------
                  Jeffrey A. Marcus

             /s/ LAWRENCE D. STUART, JR.               Director                        January 16, 1998
-----------------------------------------------------
               Lawrence D. Stuart, Jr.

                  /s/ STEVEN DINETZ                    Director                        January 16, 1998
-----------------------------------------------------
                    Steven Dinetz

              /s/ VERNON E. JORDAN, JR.                Director                        January 16, 1998
-----------------------------------------------------
                Vernon E. Jordan, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each co-registrant listed on Attachment A hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on January 16, 1998.

                                            THE CO-REGISTRANTS LISTED ON
                                            ATTACHMENT A HERETO

                                            By:    /s/ MATTHEW E. DEVINE
                                              ----------------------------------
                                                      Matthew E. Devine
                                                        Vice President
                                                    of Each Co-Registrant

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Matthew
E. Devine and Scott K. Ginsburg as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendment (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ SCOTT K. GINSBURG                  Chief Executive Officer,        January 16, 1998
-----------------------------------------------------    President and Director of
                  Scott K. Ginsburg                      Each Co-Registrant
                                                         (Principal Executive Officer
                                                         of Each Co-Registrant listed
                                                         on Attachment A)

                /s/ MATTHEW E. DEVINE                  Vice President of Each          January 16, 1998
-----------------------------------------------------    Co-Registrant (Principal
                  Matthew E. Devine                      Financial Officer and
                                                         Principal Accounting Officer
                                                         of Each Co-Registrant listed
                                                         on Attachment A)

                                  ATTACHMENT A

                       NAME
Chancellor Media Corporation of the Lone Star
  State
KZPS/KDGE License Corp.
Chancellor Media Corporation of the Bay Area
KIOI License Corp.
Chancellor Media Corporation of Illinois
WRCX License Corp.
Chancellor Media Corporation of Chicago AM
WMVP-AM License Corp.
Chancellor Media Corporation of Dade County
WVCG License Corp.
Chancellor Media/Pyramid Corporation
Chancellor Media/Pyramid Holdings Corporation
Broadcast Architecture, Inc.
Chancellor Media Corporation of Massachusetts
WJMN License Corp.
Chancellor Media Corporation of the Nation's
  Capital
WWRC License Corp.
Chancellor Media Partners Corporation
Chancellor Media Corporation of Gotham
Chancellor Media Corporation of New York
WYNY License Corp.
Chancellor Media Corporation of Detroit
WKQI/WDOZ/WNIC License Corp.
Chancellor Media Corporation of Chicagoland
WEJM/WEJM-FM/WVAZ License Corp.
Chancellor Media Corporation of Charlotte
WIOQ License Corp.
Chancellor Media Corporation of Dallas
KSKY License Corp.
Chancellor Media Corporation of San Francisco
KMEL License Corp.
Chancellor Media Corporation of Houston
Chancellor Media of Houston Limited Partnership
  (through its general partner, Chancellor Media
  Corporation of Houston)
KLOL License Limited Partnership (through its general partner, Chancellor Media Corporation of Houston)
Chancellor Media Corporation of Tiburon
KKSF License Corp.
Chancellor Media Corporation of Washington, D.C.
Chancellor Media Corporation of St. Louis
WTOP License Limited Partnership (through its general partner, Chancellor Media Corporation of Washington, D.C.)
Chancellor Media Corporation of the Motor City
WJLB License Corp.
Chancellor Media Corporation of Michigan
WMXD License Corp.
Chancellor Media/WAXQ Inc.
WAXQ License Corp.
Chancellor Media/WMZQ Inc.
WMZQ License Corp.

                       NAME
Chancellor Media Corporation of the Liberty City
WDAS (FM) License Corp.
WDAS (AM) License Corp.
Chancellor Media/Riverside Broadcasting Co. Inc.
WLTW License Corp.
Chancellor Media Corporation of the Great Lakes
WWWW/WDFN License Corp.
Chancellor Media Corporation of the Capital City
WGAY License Corp.
Chancellor Media Licensee Company
Chancellor Media/Trefoil Communications, Inc.
Chancellor Media/Shamrock Broadcasting, Inc.
Chancellor Media/Shamrock Radio Licenses, Inc.
Chancellor Media/Shamrock Broadcasting of Texas,
  Inc.
Chancellor Media/Shamrock Broadcasting Licenses of
  Denver, Inc.
Chancellor Media/KIBB Inc.
Chancellor Media/KYSR Inc.
Chancellor Media/WLIT Inc.
Radio 100 L.L.C. (through its sole member,
  Chancellor Media Corporation of Los Angeles)
Chancellor Media Corporation of Pennsylvania
WJJZ License Corp.
Chancellor Media Corporation of Miami
WEDR License Corp.
Chancellor Media Corporation of Boston
WXKS (AM) License Corp.
WXKS (FM) License Corp.
Chancellor Media Corporation of the Windy City
WNUA License Corp.
Chancellor Media Corporation of Philadelphia
Chancellor Media Corporation of the Keystone State
WYXR License Corp.
WUSL License Corp.
KKBT License Corp.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant identified below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 16, 1998.

                                            KATZ MEDIA GROUP, INC.

                                            By:    /s/ RICHARD E. VENDIG
                                              ----------------------------------
                                                      Richard E. Vendig
                                                 Senior Vice President, Chief
                                                  Financial and Administrative
                                                       Officer, Treasurer

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Matthew
E. Devine and Scott K. Ginsburg as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendment (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                 /s/ THOMAS F. OLSON                   Chief Executive Officer,        January 16, 1998
-----------------------------------------------------    President and Director
                   Thomas F. Olson                       (Principal Executive
                                                         Officer)

                /s/ RICHARD E. VENDIG                  Senior Vice President, Chief    January 16, 1998
-----------------------------------------------------    Financial and Administrative
                  Richard E. Vendig                      Officer, Treasurer
                                                         (Principal Financial Officer
                                                         and Principal Accounting
                                                         Officer)

                /s/ SCOTT K. GINSBURG                  Director                        January 16, 1998
-----------------------------------------------------
                  Scott K. Ginsburg

               /s/ JAMES E. DE CASTRO                  Director                        January 16, 1998
-----------------------------------------------------
                 James E. de Castro

                /s/ MATTHEW E. DEVINE                  Director                        January 16, 1998
-----------------------------------------------------
                  Matthew E. Devine

               /s/ KENNETH J. O'KEEFE                  Director                        January 16, 1998
-----------------------------------------------------
                 Kenneth J. O'Keefe

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant identified below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on January 16, 1998.

                                            KATZ MEDIA CORPORATION

                                            By:    /s/ RICHARD E. VENDIG
                                              ----------------------------------
                                                      Richard E. Vendig
                                                 Senior Vice President, Chief
                                                  Financial and Administrative
                                                       Officer, Treasurer

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Matthew
E. Devine and Scott K. Ginsburg as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendment (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                 /s/ THOMAS F. OLSON                   Chief Executive Officer,        January 16, 1998
-----------------------------------------------------    President and Director
                   Thomas F. Olson                       (Principal Executive
                                                         Officer)

                /s/ RICHARD E. VENDIG                  Senior Vice President, Chief    January 16, 1998
-----------------------------------------------------    Financial and Administrative
                  Richard E. Vendig                      Officer, Treasurer
                                                         (Principal Financial Officer
                                                         and Principal Accounting
                                                         Officer)

                /s/ SCOTT K. GINSBURG                  Director                        January 16, 1998
-----------------------------------------------------
                  Scott K. Ginsburg

               /s/ JAMES E. DE CASTRO                  Director                        January 16, 1998
-----------------------------------------------------
                 James E. de Castro

                /s/ MATTHEW E. DEVINE                  Director                        January 16, 1998
-----------------------------------------------------
                  Matthew E. Devine

               /s/ KENNETH J. O'KEEFE                  Director                        January 16, 1998
-----------------------------------------------------
                 Kenneth J. O'Keefe

               /s/ JAMES E. BELOYIANIS                 Director                        January 16, 1998
-----------------------------------------------------
                 James E. Beloyianis

                 /s/ STUART O. OLDS                    Director                        January 16, 1998
-----------------------------------------------------
                   Stuart O. Olds

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the co-registrants listed on Attachment B hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 16, 1998.

                                            THE CO-REGISTRANTS LISTED ON
                                            ATTACHMENT B HERETO.

                                            By:    /s/ RICHARD E. VENDIG
                                              ----------------------------------
                                                      Richard E. Vendig
                                                 Senior Vice President, Chief
                                                  Financial and Administrative
                                                   Officer, Treasurer of Each
                                                     Co-Registrant Listed on
                                                          Attachment B

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Matthew
E. Devine and Scott K. Ginsburg as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendment (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURES                                    TITLE                    DATE
                     ----------                                    -----                    ----

                 /s/ THOMAS F. OLSON                   Chief Executive Officer,       January 16, 1998
-----------------------------------------------------    President and Director
                   Thomas F. Olson                       (Principal Executive
                                                         Officer of Each
                                                         Co-Registrant Listed on
                                                         Attachment B)

                /s/ RICHARD E. VENDIG                  Senior Vice President, Chief   January 16, 1998
-----------------------------------------------------    Financial and
                  Richard E. Vendig                      Administrative Officer,
                                                         Treasurer (Principal
                                                         Financial Officer and
                                                         Principal Accounting
                                                         Officer of Each
                                                         Co-Registrant Listed on
                                                         Attachment B)

                /s/ SCOTT K. GINSBURG                  Director of Each               January 16, 1998
-----------------------------------------------------    Co-Registrant Listed on
                  Scott K. Ginsburg                      Attachment B

                     SIGNATURES                                    TITLE                    DATE
                     ----------                                    -----                    ----

               /s/ JAMES E. DE CASTRO                  Director of Each               January 16, 1998
-----------------------------------------------------    Co-Registrant Listed on
                 James E. de Castro                      Attachment B

                /s/ MATTHEW E. DEVINE                  Director of Each               January 16, 1998
-----------------------------------------------------    Co-Registrant Listed on
                  Matthew E. Devine                      Attachment B

               /s/ KENNETH J. O'KEEFE                  Director of Each               January 16, 1998
-----------------------------------------------------    Co-Registrant Listed on
                 Kenneth J. O'Keefe                      Attachment B

                                  ATTACHMENT B

               NAME
Seltel, Inc.
The National Payroll Company, Inc.
Katz Cable Corporation
Katz Communications, Inc.
Christal Radio Sales, Inc.
Eastman Radio Sales, Inc.
Amcast Radio Sales, Inc.
Katz Millennium Marketing, Inc.

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        1.1*             -- Form of Underwriting Agreement.
        3.1(a)           -- Amended and Restated Certificate of Incorporation of
                            Chancellor Media Corporation.
        3.2(b)           -- Amended and Restated Bylaws of Chancellor Media
                            Corporation.
        4.1+             -- Form of Indenture.
        4.2(c)           -- Specimen Common Stock Certificate.
        4.3*             -- Certificate of Designation.
        4.4*             -- Form of Preferred Stock Certificate.
        4.5*             -- Form of Warrant Agreement.
        4.6*             -- Form of Warrant.
        5.1+             -- Opinion of Latham & Watkins.
       12.1+             -- Chancellor Media Corporation Computation of Ratio of
                            Earnings to Combined Fixed Charges and Preferred Stock
                            Dividends.
       12.2+             -- Chancellor Media Corporation Computation of Ratio of
                            Earnings to Fixed Charges.
       23.1+             -- Consent of Latham & Watkins (included as part of their
                            opinion listed as Exhibit 5.1).
       23.2+             -- Consent of KPMG Peat Marwick LLP, independent
                            accountants.
       23.3+             -- Consent of KPMG Peat Marwick LLP, independent
                            accountants.
       23.4+             -- Consent of Price Waterhouse LLP, independent accountants.
       23.5+             -- Consent of Arthur Andersen LLP, independent accountants.
       23.6+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.7+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.8+             -- Consent of Coopers & Lybrand L.L.P., independent
                            accountants.
       23.9+             -- Consent of Price Waterhouse LLP, independent accountants.
       23.10+            -- Consent of Arthur Andersen LLP, independent accountants.
       24.1              -- Powers of Attorney (included on signature page).
       25.1**            -- Statement of Eligibility of Trustee on Form T-1.

---------------

 * To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).

 **  To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

 +   Filed herewith.

 (a) Incorporated by reference to Exhibit 3.1C to the Quarterly Report on Form 10-Q of Chancellor Media Corporation and Chancellor Media Corporation of Los Angeles for the quarterly period ended September 30, 1997.

 (b) Incorporated by reference to Exhibit 3.2B to the Quarterly Report on Form 10-Q of Chancellor Media Corporation and Chancellor Media Corporation of Los Angeles for the quarterly period ended September 30, 1997.

 (c) Incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-4 (Reg. No. 333-32677) of Evergreen Media Corporation, dated August 1, 1997.